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                                                                      EXHIBIT 11

Linkage Solutions, Inc
Computation of Net Income per Common Share
Years Ended December 31, 1996, 1997 and 1998
(In Thousands except per share data)

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
                                                                                December 31,
                                                                     ----------------------------------------
                                                                        1996            1997          1998
                                                                        ----            ----          ----
BASIC NET INCOME PER COMMON SHARE
   Net Income as reported....................................      $1,442,836      $1,929,766     $9,904,908
   Preferential Distribution.................................               -               -      6,339,684
                                                                   ----------      ----------     ----------
   Net Income Available to Common Stockholders...............       1,442,836       1,929,766      3,565,224
   Weighted average number of common shares outstanding:
     Common Stock............................................       6,143,200       6,300,919      6,327,279
                                                                   ----------      ----------     ----------
     Basic net income per common share.......................      $     0.23      $     0.31     $     0.56
                                                                   ==========      ==========     ==========

DILUTED NET INCOME PER COMMON SHARE
   Net Income as reported....................................      $1,442,836      $1,929,766     $9,904,908
   Preferential Distribution.................................               -               -      6,339,684
                                                                   ----------      ----------     ----------
   Net Income Available to Common Stockholders...............       1,442,836       1,929,766      3,565,224
   Weighted average number of common shares outstanding:
     Common Stock............................................       6,143,200       6,300,919      6,327,279
     Effect of Stock options.................................           5,412          23,230         47,747
                                                                   ----------      ----------     ----------
        Total................................................       6,148,612       6,324,149      6,375,026
                                                                   ----------      ----------     ----------
     Diluted net income per common share.....................      $     0.23      $     0.31     $     0.56
                                                                   ==========      ==========     ==========
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